Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Lawrence H. Silber, Mark Humphrey and S. Wade Sheek, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on March 19, 2025.

Signature	Title

/s/ Lawrence H. Silber Lawrence H. Silber	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ W. Mark Humphrey W. Mark Humphrey	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark A. Schumacher Mark A. Schumacher	Vice President, Chief Accounting Officer (Principal Accounting Officer)

/s/ Patrick D. Campbell Patrick D. Campbell	Non-Executive Chairman of the Board

/s/ James H. Browning James H. Browning	Director

/s/ Shari L. Burgess Shari L. Burgess	Director

/s/ Lorin Crenshaw Lorin Crenshaw	Director

/s/ Jean K. Holley Jean K. Holley	Director

/s/ Michael A. Kelly Michael A. Kelly	Director

/s/ Rakesh Sachdev Rakesh Sachdev	Director